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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

         DATE OF REPORT (date of earliest event reported): June 6, 2001

                         Commission File Number 0-29495

                           World Commerce Online, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                            52-2205697
       (State of Incorporation)       (IRS Employer Identification Number)

                              9677 Tradeport Drive
                             Orlando, Florida 32827
              (Address of Principal Executive Offices and Zip Code)

                                 (407) 240-8999
               (Registrant's Telephone Number Including Area Code)


Item 1.   Change in Control of Registrant

(a) On June 6, 2001, World Commerce Online, Inc. (the "Company") entered into amendments effective as of April 12, 2001, extending the maturity date of existing secured borrowings that were made to the Company on or before April 6, 2001 (the "Secured Loans") by various individual persons or corporations (collectively the "Lenders") and Interprise Technology Partners L.P., including it's affiliates and control persons ("ITP"). In connection with these amendments, the Company issued warrants to the Lenders (the "Lender Amendment Warrants") and warrants to ITP (the "ITP Amendment Warrants") (collectively the "Amendment Warrants"). The Lender Amendment Warrants give the Lenders the right to purchase up to an aggregate of 3,587,500 shares of common stock and the ITP Amendment Warrants give ITP the right to purchase up to an aggregate of 6,332,500 shares of common stock, all subject to adjustment under certain circumstances as provided in the Amendment Warrants, at an exercise price of $0.20 per share. In the event that the Amendment Warrants are exercised after the completion of an offering of Series D Preferred Stock (the "Series D Financing"), the Amendment Warrants will become exercisable for Series D Preferred Stock at an exercise price per share equal to the lesser of $0.20 or the price per share of Series D Preferred Stock issued in the Series D Financing. In the event that the Amendment Warrants are exercised after a Common Stock Qualified Investment and a Series D Financing has not yet occurred, the Amendment Warrants will become exercisable for common stock at an exercise price per share equal to the lesser of $0.20 or the price per share of common stock issued in the Common Stock Qualified Investment. The exercise price of the shares underlying the Amendment Warrants may be paid in cash or by cashless exercise. Each of the Amendment Warrants expires five years after its initial date of issue. The Amendment Warrants are immediately exercisable upon issuance. Under Rule 13d-3(d)(1), ITP is deemed to be the beneficial owner for Rule 13d-3(d)(1) purposes, of 6,332,500 shares of Common Stock issuable pursuant to the ITP Amendment Warrant.

                  The issuance of the Amendment Warrants with an exercise price of $0.20 per share triggered price dilution provisions of the Company's Series A Preferred Stock ("Series A Preferred"), Series B Preferred Stock and the Series B Warrant, and Series C Preferred Stock, as well as certain of the Warrants issued by





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          the Company in connection with the origination of the Secured Loans and a Warrant issued to 12 Technologies. Pursuant to the price dilution provisions ITP obtained a direct or indirect beneficial ownership of 54,417,011 shares or approximately 57.8% of the Company's common stock, on an as converted basis for all securities issued by the Company convertible into common stock.

                  The source of funds used by ITP to make loans to the Company as part of the Secured Loans was the working capital of ITP, it's affiliates or the personal funds of it's control persons.

                  On June 13, 2001 ITP provided notification to the Company requesting the conversion of 1.7 million shares of Series A Preferred into 17 million shares of the Company's common stock pursuant to the terms of the Series A Preferred. The Company effected the conversion on June 13, 2001.

(b) As a result of the foregoing transactions, ITP beneficially owns 44,065,094 shares of the issued and outstanding voting securities of the Company, or 65.7%, as of June 13, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WORLD COMMERCE ONLINE, INC.
                                    (Registrant)


Date: June 21, 2001                 /s/ Joseph H. Dugan
                                    -------------------------------------
                                    Joseph H. Dugan
                                    Chief Executive Officer

                                    /s/ Mark E. Patten
                                    -------------------------------------
                                    Mark E. Patten
                                    Chief Financial Officer and
                                    Executive Vice President
                                    (Principal Financial and Accounting Officer)